Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: (440) 632-1666   FAX: (440) 632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports Record Earnings for

2018 Full Year and Fourth Quarter Financial Results

MIDDLEFIELD, OHIO, January 17, 2019 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported record financial results for the three and twelve months ended December 31, 2018.

2018 Financial Highlights (on a year-over-year basis unless noted):

•	Net income increased 31.5% to a record $12.4 million

•	Earnings per diluted share increased 23.5% to a record $3.83 per share

•	For the 2018 fourth quarter, return on average equity was 10.52%, compared to 7.72% for the quarter ended December 31, 2017

•	For the 2018 fourth quarter, return on average tangible common equity(1) was 12.17%, compared to 9.05% for the quarter ended December 31, 2017

•	For the 2018 fourth quarter, return on average assets was 1.15%, compared to 0.86% for the quarter ended December 31, 2017

•	Book value per share was up 6.2% to a record $39.54 per share

•	Tangible book value(1) per share was up 7.7% to a record $34.16 per share

•	Total net loans increased 7.5% to a record $984.7 million

•	Total interest income improved 14.5% to $50.4 million

•	Noninterest expense was up 4.6%

•	Equity to assets remains strong at 10.28%

“Middlefield achieved multiple financial and operating records during 2018 including assets, deposits, net income and book value per share,” stated Thomas G. Caldwell, President and Chief Executive Officer. “In addition, I am pleased with the continued expansion of returns on average assets, equity, and tangible common equity. Our financial results demonstrate the continued success of our strategic growth plan and the business platform we have created.”

“As we start the new year, we remain focused on executing our growth initiatives, while continuing to maintain strong asset quality. I am encouraged by the prospects to improve our market share in Northeast Ohio, especially in Cuyahoga and Summit counties. In addition, as one of the few community banks in the Central Ohio market, we have a unique opportunity to provide a differentiated banking experience. Over the past two years, we have significantly increased our scale within the Central Ohio market. I am excited by the potential of both markets and expect the productivity of our new Powell and Sunbury locations to increase throughout the year. As you can see, we have a lot of opportunity and we are excited by our growth prospects in 2019 and beyond,” concluded Mr. Caldwell.

Income Statement

For the 2018 full year, net interest income increased 8.3% to $40.4 million, compared to $37.3 million for the same period last year. The net interest margin for the 2018 twelve-month period was 3.77%, compared to 3.82% for the same period last year. Net interest income for the 2018 fourth quarter was $10.5 million, compared to $9.8 million for the 2017 fourth quarter. The net interest margin for the 2018 fourth quarter was 3.76%, compared to 3.84% for the same period of 2017. The 6.7% increase in net interest income for the 2018 fourth quarter was largely a result of a 16.6% increase in interest and fees on loans.

For the 2018 full year, noninterest income was $3.7 million, compared to $4.9 million for the same period last year. Noninterest income for the 2018 fourth quarter was $977 thousand, compared to $918 thousand for the 2017 fourth quarter.

For the 2018 full year, noninterest expense increased 4.6% to $28.7 million, compared to $27.5 million last year. For the 2018 fourth quarter, noninterest expense was $7.2 million, compared to $6.2 million for the same period last year.

“Asset quality continues to improve and in 2018 Middlefield’s nonperforming assets declined 20.4%, while total loans increased 7.5%,” said Donald L. Stacy, Chief Financial Officer. “As a result, nonperforming loans to total loans were 1.07%, which is the lowest level in over six years. We continue to successfully drive deposit growth and ended the quarter with $1.02 billion in deposits. Over the past twelve months, Middlefield’s total deposits increased by $137.9 million or 15.7%. Our loan-to-deposit ratio was 97.6% at December 31, 2018, compared to 105.1% at December 31, 2017.”

Mr. Stacy continues, “We improved operating leverage throughout the year despite the increased operating cost of our new Powell location. Looking ahead, we believe we can continue to generate an annual efficiency ratio in the low 60% range during 2019 as our new Powell and Sunbury locations mature and we focus on controlled growth, operating leverage and improved profitability.”

Balance Sheet

Total assets at December 31, 2018, increased 12.8% to $1.25 billion, from $1.11 billion at December 31, 2017. Net loans at December 31, 2018, were $984.7 million, compared to $916.0 million at December 31, 2017. The 7.5% year-over-year increase in total net loans was a result of a 20.7% increase in real estate construction loans, a 13.8% increase in commercial mortgage loans, and a 5.8% increase in residential mortgage loans, partially offset by a 17.3% decrease in commercial and industrial loans and a 10.5% decline in consumer installment loans.

Total deposits at December 31, 2018, were $1.02 billion, compared to $878.2 million at December 31, 2017. The 15.7% year-over-year increase in deposits was primarily a result of higher money market and time deposits. The investment portfolio, which is entirely classified as available for sale, was $98.3 million at December 31, 2018, compared with $95.3 million at December 31, 2017.

Stockholders’ Equity and Dividends

At December 31, 2018, stockholders’ equity increased 7.0% to $128.3 million, compared to $119.9 million at December 31, 2017. On a per share basis, shareholders’ equity at December 31, 2018, was $39.54 compared to $37.25 at the same period last year.

At December 31, 2018, tangible stockholders’ equity(1) increased 8.6% to $110.8 million, compared to $102.0 million at December 31, 2017. On a per share basis, tangible stockholders’ equity(1) was $34.16 at December 31, 2018, compared to $31.71 at December 31, 2017.

For the 2018 full year, the company declared cash dividends of $1.17 per share, compared to $1.08 per share for the same period last year. The dividend payout ratio for the 2018 twelve-month period was 30.4% compared to 35.5% for the same period last year.

At December 31, 2018, the company had an equity to assets leverage ratio of 10.28%, compared to 10.83% at December 31, 2017.

Asset Quality

The provision for loan losses for the 2018 fourth quarter was $210,000 versus $430,000 for the same period last year. Nonperforming assets at December 31, 2018, were $10.8 million, compared to $13.6 million at December 31, 2017. Net charge-offs for the 2018 fourth quarter were $276,000, or 0.11% of average loans, annualized, compared to $92,000, or 0.04% of average loans, annualized at December 31, 2017.

For the 2018 twelve-month period, net charge-offs were $602,000, or 0.06% of average loans, compared to $453,000, or 0.05% of average loans for the 2017 twelve-month period. The allowance for loan losses at December 31, 2018, stood at $7.4 million, or 0.75% of total loans, compared to $7.2 million or 0.78% of total loans at December 31, 2017.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.25 billion at December 31, 2018. The bank operates 15 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank.

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

Balance Sheets (period end)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
ASSETS
Cash and due from banks	$107,933	$81,951	$42,451	$33,258	$39,886
Federal funds sold	—	—	28,795	—	—

Cash and cash equivalents	107,933	81,951	71,246	33,258	39,886
Equity securities, at fair value	616	671	656	643	—
Investment securities available for sale, at fair value	98,322	99,717	100,028	91,262	95,283
Loans held for sale	597	925	1,132	937	463
Loans	992,109	972,968	943,674	932,374	923,213
Less allowance for loan and lease losses	7,428	7,494	7,502	7,551	7,190

Net loans	984,681	965,474	936,172	924,823	916,023
Premises and equipment, net	13,003	13,002	12,978	12,225	11,853
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	2,397	2,484	2,571	2,658	2,749
Bank-owned life insurance	16,080	15,970	15,862	15,764	15,652
Other real estate owned	270	257	181	212	212
Accrued interest receivable and other assets	9,428	10,806	10,182	9,911	9,144

TOTAL ASSETS	$1,248,398	$1,206,328	$1,166,079	$1,106,764	$1,106,336

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
LIABILITIES
Deposits:
Noninterest-bearing demand	$178,386	$177,833	$180,073	$166,869	$164,424
Interest-bearing demand	117,128	124,089	119,834	123,993	112,004
Money market	196,685	191,261	137,572	149,359	150,277
Savings	222,954	224,704	204,408	221,851	208,502
Time	300,914	295,874	290,359	282,501	242,987

Total deposits	1,016,067	1,013,761	932,246	944,573	878,194
Short-term borrowings	90,398	55,304	87,833	18,671	74,707
Other borrowings	8,803	8,956	18,996	19,028	29,065
Accrued interest payable and other liabilities	4,840	4,074	4,288	4,340	4,507

TOTAL LIABILITIES	1,120,108	1,082,095	1,043,363	986,612	986,473

STOCKHOLDERS’ EQUITY
Common equity	85,925	85,687	85,544	85,116	84,859
Retained earnings	56,037	53,520	51,121	48,927	47,431
Accumulated other comprehensive (loss) income	(154)	(1,456)	(431)	(373)	1,091
Treasury stock	(13,518)	(13,518)	(13,518)	(13,518)	(13,518)

TOTAL STOCKHOLDERS’ EQUITY	128,290	124,233	122,716	120,152	119,863

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,248,398	$1,206,328	$1,166,079	$1,106,764	$1,106,336

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	For the Three Months Ended					For the Twelve Months Ended
Statements of Income	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,467	$11,821	$11,234	$11,054	$10,696	$46,576	$40,235
Interest-earning deposits in other institutions	146	178	115	119	80	558	328
Federal funds sold	17	8	7	14	6	46	15
Investment securities:
Taxable interest	182	167	170	169	162	688	762
Tax-exempt interest	589	598	550	525	560	2,262	2,406
Dividends on stock	58	57	53	59	60	227	249

Total interest and dividend income	13,459	12,829	12,129	11,940	11,564	50,357	43,995

INTEREST EXPENSE
Deposits	2,828	2,178	1,973	1,640	1,530	8,631	5,350
Short-term borrowings	78	296	192	276	101	842	753
Other borrowings	92	104	118	122	131	436	544

Total interest expense	2,998	2,578	2,283	2,038	1,762	9,909	6,647

NET INTEREST INCOME	10,461	10,251	9,846	9,902	9,802	40,448	37,348

Provision for loan losses	210	210	210	210	430	840	1,045

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,251	10,041	9,636	9,692	9,372	39,608	36,303

NONINTEREST INCOME
Service charges on deposit accounts	498	491	472	453	478	1,914	1,875
Investment securities gains on sale, net	—	—	—	—	—	—	886
(Loss) gain on equity securities	(55)	15	13	18	—	(9)	—
Earnings on bank-owned life insurance	110	108	98	112	115	428	431
Gains on sale of loans	67	43	117	4	106	231	826
Other income	357	291	305	199	219	1,164	841

Total noninterest income	977	948	1,005	786	918	3,728	4,859

NONINTEREST EXPENSE
Salaries and employee benefits	4,065	3,839	3,866	3,979	3,134	15,749	13,758
Occupancy expense	465	460	472	536	449	1,933	1,846
Equipment expense	273	262	201	233	261	969	1,050
Data processing costs	446	481	402	477	416	1,806	1,792
Ohio state franchise tax	220	244	244	115	186	823	744
Federal deposit insurance expense	100	150	150	150	165	550	533
Professional fees	364	346	327	445	522	1,482	1,752
Advertising expense	227	236	230	228	161	921	821
Software amortization expense	145	155	155	150	134	605	414
Core deposit intangible amortization	87	87	87	91	98	352	374
Merger expense	—	—	—	—	28	—	1,060
Other expense	851	832	929	941	663	3,553	3,341

Total noninterest expense	7,243	7,092	7,063	7,345	6,217	28,743	27,485

Income before income taxes	3,985	3,897	3,578	3,133	4,073	14,593	13,677
Income taxes	560	593	481	528	1,687	2,162	4,222

NET INCOME	$3,425	$3,304	$3,097	$2,605	$2,386	$12,431	$9,455

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Per common share data
Net income per common share - basic	$1.06	$1.02	$0.96	$0.81	$0.73	$3.85	$3.12
Net income per common share - diluted	$1.05	$1.02	$0.96	$0.80	$0.73	$3.83	$3.10
Dividends declared per share	$0.28	$0.28	$0.28	$0.33	$0.27	$1.17	$1.08
Book value per share (period end)	$39.54	$38.38	$37.95	$37.28	$37.25	$39.54	$37.25
Tangible book value per share (period end) (2) (3)	$34.16	$32.96	$32.49	$31.78	$31.71	$34.16	$31.71
Dividends declared	$908	$905	$903	$1,063	$868	$3,779	$3,358
Dividend yield	2.62%	2.36%	2.21%	2.69%	2.24%	2.76%	2.24%
Dividend payout ratio	26.51%	27.39%	29.16%	40.81%	36.38%	30.40%	35.52%
Average shares outstanding - basic	3,239,180	3,234,393	3,225,726	3,220,262	3,215,300	3,229,954	3,028,950
Average shares outstanding - diluted	3,250,149	3,248,326	3,240,329	3,238,069	3,231,791	3,243,907	3,052,585
Period ending shares outstanding	3,244,332	3,236,689	3,233,678	3,222,984	3,217,716	3,244,332	3,217,716

Selected ratios
Return on average assets	1.15%	1.13%	1.11%	0.94%	0.86%	1.09%	0.88%
Return on average equity	10.52%	10.33%	10.08%	8.73%	7.72%	9.94%	8.52%
Return on average tangible common equity (2) (4)	12.17%	12.00%	11.77%	10.23%	9.05%	11.57%	10.15%
Efficiency (1)	61.61%	61.65%	63.43%	67.00%	55.58%	63.29%	62.40%
Equity to assets at period end	10.28%	10.30%	10.52%	10.86%	10.83%	10.28%	10.83%

(1)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Yields
Interest-earning assets:
Loans receivable (2)	5.09%	4.89%	4.84%	4.82%	4.70%	4.91%	4.69%
Investment securities (2)	3.73%	3.67%	3.68%	3.61%	4.12%	3.67%	4.22%
Interest-earning deposits with other banks	2.08%	1.95%	1.72%	1.85%	1.42%	1.90%	1.26%
Total interest-earning assets	4.82%	4.65%	4.61%	4.57%	4.51%	4.68%	4.48%
Deposits:
Interest-bearing demand deposits	0.25%	0.30%	0.23%	0.21%	0.25%	0.23%	0.21%
Money market deposits	1.56%	0.99%	0.87%	0.82%	0.75%	1.11%	0.62%
Savings deposits	0.85%	0.68%	0.57%	0.47%	0.41%	0.65%	0.32%
Certificates of deposit	1.99%	1.84%	1.79%	1.65%	1.51%	1.83%	1.46%
Total interest-bearing deposits	1.34%	1.11%	1.03%	0.91%	0.84%	1.11%	0.76%
Non-Deposit Funding:
Borrowings	3.54%	2.30%	2.59%	1.67%	1.14%	2.20%	1.35%
Total interest-bearing liabilities	1.39%	1.21%	1.12%	1.00%	0.87%	1.18%	0.83%
Cost of deposits	1.09%	0.90%	0.84%	0.74%	0.68%	0.90%	0.62%
Cost of funds	1.14%	0.99%	0.92%	0.83%	0.72%	0.97%	0.70%
Net interest margin (1)	3.76%	3.72%	3.76%	3.82%	3.84%	3.77%	3.82%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)

Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21% for the periods ended in 2018 and 34% for the periods ended in 2017.

	For the Three Months Ended
End of Period Loan Balances	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Commercial and industrial	$83,857	$93,144	$101,975	$99,809	$101,346
Real estate - construction	56,731	48,901	45,647	48,687	47,017
Real estate - mortgage:
Residential	336,487	329,609	320,858	316,856	318,157
Commercial	498,247	483,675	457,050	448,766	437,947
Consumer installment	16,787	17,639	18,144	18,256	18,746

Total	$992,109	$972,968	$943,674	$932,374	$923,213

Asset quality data	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
(Dollar amounts in thousands)
Nonaccrual loans	$6,595	$7,288	$8,357	$8,747	$8,433
Troubled debt restructuring	3,031	3,241	3,051	9,071	4,982
90 day past due and accruing	945	—	15	—	—

Nonperforming loans	10,571	10,529	11,423	17,818	13,415
Other real estate owned	270	257	181	212	212

Nonperforming assets	$10,841	$10,786	$11,604	$18,030	$13,627

Allowance for loan losses	$7,428	$7,494	$7,502	$7,551	$7,190
Allowance for loan losses/total loans	0.75%	0.77%	0.79%	0.81%	0.78%
Net charge-offs (recoveries):
Quarter-to-date	$276	$218	$259	$(151)	$92
Year-to-date	602	326	108	(151)	453
Net charge-offs to average loans, annualized:
Quarter-to-date	0.11%	0.09%	0.11%	-0.06%	0.04%
Year-to-date	0.06%	0.05%	0.02%	-0.06%	0.05%

Nonperforming loans/total loans	1.07%	1.08%	1.21%	1.91%	1.45%
Allowance for loan losses/nonperforming loans	70.27%	71.17%	65.67%	42.38%	53.60%
Nonperforming assets/total assets	0.87%	0.89%	1.00%	1.63%	1.23%

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
(Dollar amounts in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Stockholders’ Equity	$128,290	$124,233	$122,716	$120,152	$119,863	$128,290	$119,863
Less Goodwill and other intangibles	17,468	17,555	17,642	17,729	17,820	17,468	17,820

Tangible Common Equity	$110,822	$106,678	$105,074	$102,423	$102,043	$110,822	$102,043

Average Stockholders’ Equity	$129,208	$126,865	$123,228	$121,001	$122,586	$125,074	$110,966
Less Average Goodwill and other intangibles	17,510	17,597	17,683	17,773	17,987	17,641	17,818

Average Tangible Common Equity	$111,698	$109,268	$105,545	$103,228	$104,599	$107,433	$93,148

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Stockholders’ Equity	$128,290	$124,233	$122,716	$120,152	$119,863
Less Goodwill and other intangibles	17,468	17,555	17,642	17,729	17,820

Tangible Common Equity	$110,822	$106,678	$105,074	$102,423	$102,043

Shares outstanding	3,244,332	3,236,689	3,233,678	3,222,984	3,217,716
Tangible book value per share	$34.16	$32.96	$32.49	$31.78	$31.71